UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California  94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (510) 683-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2010, the Board of Directors of AXT, Inc. (the “Company”) elected Nai-Yu Pai to the Board of Directors as a Class II Director. Mr. Nai-Yu Pai’s term on the Board of Directors began on August 9, 2010 and will expire at the Company’s annual meeting of stockholders in 2012. Mr. Pai will also serve on the audit, compensation and nominating and corporate governance committees.  Mr. Pai was not selected as a director pursuant to any arrangement or understanding between him and any other person.

Mr. Pai will receive the standard compensation received by non-employee directors, including participation in the Directors’ Stock Award Plan and fees for attending board meetings, as described in the Company’s 2010 Proxy Statement filed with the SEC on April 12, 2010. There are no, nor have there been any, related persons transactions between the Company and Mr. Pai reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing this appointment is attached as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

99.1                           Press release dated August 11, 2010, issued by AXT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: August 11, 2010	By:	/s/ Raymond A. Low
Raymond A. Low
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 11, 2010, issued by AXT, Inc.